CONSENT OF HOVDE FINANCIAL LLC


         We hereby consent to the use of our name and to the description of our opinion letter, dated October 7, 2003, under the caption "Opinion of Peoples' Financial Advisor" in, and to the inclusion of such opinion letter as Exhibit
99.2 to, the Registration Statement on Form S-4 of Synovus Financial Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            /s/Hovde Financial LLC
                                           -------------------------------------
                                            HOVDE FINANCIAL LLC



Washington, D.C.
November 18, 2003




















                                  Exhibit 23.4